Exhibit 4.23

Power of Attorney

The undersigned, Qin Miao a citizen of the People’s Republic of China (the “PRC”) and a holder of 45% of the equity interests of Beijing Jiasheng Investment Management Co., Ltd. (the “Beijing Company”) (the “Shareholding”), hereby irrevocably authorizes any natural person appointed by Beijing Jingdong Century Trading Co., Ltd. (the “WFOE”) to exercise the following rights during the term of this Power of Attorney:

Any natural person appointed by the WFOE is hereby authorized to exercise on behalf of the undersigned as his sole and exclusive agent the rights in respect of the Shareholding including without limitation: (1) attend shareholders’ meeting of the Beijing Company and sign resolutions thereof on behalf of the undersigned; (2) exercise all rights of the undersigned as a shareholder of the Beijing Company according to laws and the articles of association of the Beijing Company, including without limitation the rights to vote and to sell, transfer, pledge or dispose all or any part of the Shareholding; and (3) designate and appoint on behalf of the undersigned the legal representative, chairperson, director, supervisor, chief executive officer and any other senior management of the Beijing Company.

Subject to the powers and authorities provided under this Power of Attorney, any natural person appointed by the WFOE will have the right to sign on behalf of the undersigned any transfer agreement contemplated under the Exclusive Purchase Option Agreement to which the undersigned will be a party, and to perform the Equity Pledge Agreement and the Exclusive Purchase Option Agreement, each of which is dated the date hereof and to which the undersigned is a party. Exercise of such right will not have any restriction upon this Power of Attorney.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the WFOE has the right to transfer, apply or otherwise dispose any cash dividend, bonus and any other non-cash gain arising from the Shareholding on reliance of any oral or written instruction from the undersigned.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the WFOE has the right to take any action regarding the Shareholding according to his/her own judgment without any oral or written instruction from the undersigned.

Any and all the actions associated with the Shareholding made by any natural person appointed by the WFOE will be deemed as the action of the undersigned, and any and all documents relating to the Shareholding executed by any natural person appointed by the WFOE shall be deemed to be executed and acknowledged by the undersigned.

Any natural person appointed by the WFOE may delegate this power of attorney by assigning his/her rights relating to the conduct of the aforesaid matter and exercise of the Shareholding to any other person or entity at his/her own discretion without prior notice to or consent from the undersigned.

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This Power of Attorney is irrevocable and effective as of the date hereof as long as the undersigned is a shareholder of the Beijing Company. This Power of Attorney supersedes any other power of attorney previously signed by the undersigned.

During the term of this Power of Attorney, the undersigned hereby waives all of the rights associated with the Shareholding which have been authorized to any natural person appointed by the WFOE and will not exercise any such right by himself.

By:	/s/ Qin Miao

Dated: October 17, 2022

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Power of Attorney

The undersigned, Yayun Li, a citizen of the People’s Republic of China (the “PRC”) and a holder of 30% of the equity interests of Beijing Jiasheng Investment Management Co., Ltd. (the “Beijing Company”) (the “Shareholding”), hereby irrevocably authorizes any natural person appointed by Beijing Jingdong Century Trading Co., Ltd. (the “WFOE”) to exercise the following rights during the term of this Power of Attorney:

Any natural person appointed by the WFOE is hereby authorized to exercise on behalf of the undersigned as his sole and exclusive agent the rights in respect of the Shareholding including without limitation: (1) attend shareholders’ meeting of the Beijing Company and sign resolutions thereof on behalf of the undersigned; (2) exercise all rights of the undersigned as a shareholder of the Beijing Company according to laws and the articles of association of the Beijing Company, including without limitation the rights to vote and to sell, transfer, pledge or dispose all or any part of the Shareholding; and (3) designate and appoint on behalf of the undersigned the legal representative, chairperson, director, supervisor, chief executive officer and any other senior management of the Beijing Company.

Subject to the powers and authorities provided under this Power of Attorney, any natural person appointed by the WFOE will have the right to sign on behalf of the undersigned any transfer agreement contemplated under the Exclusive Purchase Option Agreement to which the undersigned will be a party, and to perform the Equity Pledge Agreement and the Exclusive Purchase Option Agreement, each of which is dated the date hereof and to which the undersigned is a party. Exercise of such right will not have any restriction upon this Power of Attorney.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the WFOE has the right to transfer, apply or otherwise dispose any cash dividend, bonus and any other non-cash gain arising from the Shareholding on reliance of any oral or written instruction from the undersigned.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the WFOE has the right to take any action regarding the Shareholding according to his/her own judgment without any oral or written instruction from the undersigned.

Any and all the actions associated with the Shareholding made by any natural person appointed by the WFOE will be deemed as the action of the undersigned, and any and all documents relating to the Shareholding executed by any natural person appointed by the WFOE shall be deemed to be executed and acknowledged by the undersigned.

Any natural person appointed by the WFOE may delegate this power of attorney by assigning his/her rights relating to the conduct of the aforesaid matter and exercise of the Shareholding to any other person or entity at his/her own discretion without prior notice to or consent from the undersigned.

This Power of Attorney is irrevocable and effective as of the date hereof as long as the undersigned is a shareholder of the Beijing Company. This Power of Attorney supersedes any other power of attorney previously signed by the undersigned.

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During the term of this Power of Attorney, the undersigned hereby waives all of the rights associated with the Shareholding which have been authorized to any natural person appointed by the WFOE and will not exercise any such right by himself.

By:	/s/ Yayun Li

Dated: October 17, 2022

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Power of Attorney

The undersigned, Pang Zhang, a citizen of the People’s Republic of China (the “PRC”) and a holder of 25% of the equity interests of Beijing Jiasheng Investment Management Co., Ltd. (the “Beijing Company”) (the “Shareholding”), hereby irrevocably authorizes any natural person appointed by Beijing Jingdong Century Trading Co., Ltd. (the “WFOE”) to exercise the following rights during the term of this Power of Attorney:

Any natural person appointed by the WFOE is hereby authorized to exercise on behalf of the undersigned as his sole and exclusive agent the rights in respect of the Shareholding including without limitation: (1) attend shareholders’ meeting of the Beijing Company and sign resolutions thereof on behalf of the undersigned; (2) exercise all rights of the undersigned as a shareholder of the Beijing Company according to laws and the articles of association of the Beijing Company, including without limitation the rights to vote and to sell, transfer, pledge or dispose all or any part of the Shareholding; and (3) designate and appoint on behalf of the undersigned the legal representative, chairperson, director, supervisor, chief executive officer and any other senior management of the Beijing Company.

Subject to the powers and authorities provided under this Power of Attorney, any natural person appointed by the WFOE will have the right to sign on behalf of the undersigned any transfer agreement contemplated under the Exclusive Purchase Option Agreement to which the undersigned will be a party, and to perform the Equity Pledge Agreement and the Exclusive Purchase Option Agreement, each of which is dated the date hereof and to which the undersigned is a party. Exercise of such right will not have any restriction upon this Power of Attorney.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the WFOE has the right to transfer, apply or otherwise dispose any cash dividend, bonus and any other non-cash gain arising from the Shareholding on reliance of any oral or written instruction from the undersigned.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the WFOE has the right to take any action regarding the Shareholding according to his/her own judgment without any oral or written instruction from the undersigned.

Any and all the actions associated with the Shareholding made by any natural person appointed by the WFOE will be deemed as the action of the undersigned, and any and all documents relating to the Shareholding executed by any natural person appointed by the WFOE shall be deemed to be executed and acknowledged by the undersigned.

Any natural person appointed by the WFOE may delegate this power of attorney by assigning his/her rights relating to the conduct of the aforesaid matter and exercise of the Shareholding to any other person or entity at his/her own discretion without prior notice to or consent from the undersigned.

This Power of Attorney is irrevocable and effective as of the date hereof as long as the undersigned is a shareholder of the Beijing Company. This Power of Attorney supersedes any other power of attorney previously signed by the undersigned.

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During the term of this Power of Attorney, the undersigned hereby waives all of the rights associated with the Shareholding which have been authorized to any natural person appointed by the WFOE and will not exercise any such right by himself.

By:	/s/ Pang Zhang

Dated: October 17, 2022

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Schedule A

The following schedule sets forth information about the power of attorney substantially in form as this exhibit that the Registrant entered into with certain other Chinese variable interest entities. Other than the information set forth below, there is no material difference between such other agreements and this exhibit.

VIE	Executing Parties	Execution Date
Jiangsu Jingdong Bangneng Investment Management Co., Ltd.	Qin Miao Yayun Li Pang Zhang	September 30, 2022 September 30, 2022 September 30, 2022

Shanghai Jingdong Cai’ao E-commercial Co., Ltd.	Qin Miao Yayun Li Pang Zhang	September 16, 2022 September 16, 2022 September 16, 2022

Suzhou Guanyinghou Media Technology Co., Ltd.	Qian Yang	December 11, 2017

Beijing JPT E-Commerce Co., Ltd.	Qin Miao Yayun Li Pang Zhang	September 16, 2022 September 16, 2022 September 16, 2022

Suqian Jiantong Enterprise Management Co., Ltd.	Xinshi Wang Suzhou Guanyinghou Media Technology Co., Ltd.	April 18, 2019 April 18, 2019

Suqian Juhe Digital Enterprise Management Co., Ltd.	Richard Qiangdong Liu Yayun Li Pang Zhang	June 22, 2020 June 22, 2020 June 22, 2020

Suqian Yueyang Information Technology Co., Ltd.	Tingting Sui Bo Xin Pang Zhang	January 1, 2023 January 1, 2023 January 1, 2023

Jiangsu Jucheng Space Technology Co., Ltd.	Qin Miao Yayun Li Pang Zhang	March 30, 2023 March 30, 2023 March 30, 2023

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